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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)        April 10, 2002
                                                 -------------------------------

                           Commercial Bancshares, Inc.
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               (Exact Name of Registrant as Specified in Charter)

           Ohio                          0-27894                  34-1787239
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(State or Other Jurisdiction           (Commission              (IRS Employer
     Of Incorporation)                 File Number)          Identification No.)


118 South Sandusky Avenue, Upper Sandusky, Ohio                        43351
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   (Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code         (419) 294-5781
                                                   ----------------------------


          (Former Name or Former Address, if Changed Since Last Report)




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Item 5 - Other Events

         The Annual Meeting of Shareholders (the "Meeting") of Commercial Bancshares, Inc. (the "Company") was held April 10, 2002 at 4:30 P.M. at the principal business offices of the Company located at 118 S. Sandusky Avenue, Upper Sandusky, Ohio 43351. There were 745,442 shares of the 1,147,009 shares outstanding as of the record date for voting at the meeting, or 65%, represented in person or by proxy at the Meeting. The only matter voted upon at the Meeting was the election of Class II Directors of the Company. Each of the four nominees, namely Daniel E. Berg, Loren H. Dillon, Mark Dillon, and William E. Ruse, received at least 741,736 votes, or 99.5% of the shares represented at the Meeting, and were elected as Class II Directors of the Company. The following is a tabulation of votes for, as well as against or withheld, for each of the nominees:

                                              For           Against or withheld
                                              ---           -------------------
Daniel E. Berg                              743,460                1,982
Loren H. Dillon                             742,480                2,962
Mark Dillon                                 741,736                3,706
William E. Ruse                             743,460                1,982

         The Board of Directors of the Company met after the Meeting and elected Richard A. Sheaffer to serve as Chairman of the Board until the next Annual Meeting of Shareholders.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Commercial Bancshares, Inc.
                                            ------------------------------------
                                                        (Registrant)

Date       May 8, 2002                       /s/ Bruce J. Beck
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                                             Bruce J. Beck, Secretary